UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2021

____________________________

SILK ROAD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

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Delaware	001-38847	20-8777622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1213 Innsbruck Drive

Sunnyvale, California 94089

(Address of principal executive office) (Zip Code)

(408) 720-9002

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SILK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Amended and Restated Certificate of Incorporation:

On June 17, 2021, Silk Road Medical, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).

At the Annual Meeting, the Company’s stockholders, upon recommendation of the Company’s Board of Directors (the “Board”), approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation. Under our Amended and Restated Certificate of Incorporation, our board of directors is currently divided into three classes, with members of each class holding office for staggered three-year terms. The Amendment approved at the Annual Meeting phases out the present three-year, staggered terms of our directors and instead provides for the annual election of directors. The stockholders approved the Amendment by a majority vote of the outstanding shares of the Company’s common stock entitled to vote on the matter. On June 21, 2021, following the vote of the Company’s stockholders at the Annual Meeting, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company with the Delaware Secretary of State to effect the Amendment, which became effective on June 22, 2021.

As a result of the Amendment, the classified structure of the board of directors will be phased-out commencing with the 2022 Annual Meeting and will result in the board of directors being declassified (and all members of the board of directors standing for annual elections) commencing with the 2024 Annual Meeting of stockholders. The Amendment does not change the unexpired three-year terms of directors elected prior to the effectiveness of the Amendment (including directors elected at this Annual Meeting). Accordingly, the three-year term for directors elected at this Annual Meeting will expire at the 2024 Annual Meeting. The phasing-out of the classified structure of the board of directors pursuant to the proposed amendment will commence at the 2022 Annual Meeting. First, director nominees standing for election at the 2022 Annual Meeting will be elected to serve a one-year term. Then, director nominees standing for election at the 2023 Annual Meeting will be elected to serve a one-year term. Finally, beginning with the 2024 annual meeting, all directors will be elected to serve one-year terms and will stand for election at each subsequent annual meeting. Once the board of directors is no longer classified, any director may be removed with or without cause by the affirmative vote of a majority of our common stock outstanding and entitled to vote.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 31,876,525 shares of the Company’s common stock, representing 92.47% of the voting power of the shares of the Company’s common stock as of April 21, 2021, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 26, 2021.

Proposal 1 – Election of Directors. The following nominees were elected as Class II directors to serve until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-votes*
Kevin J. Ballinger	30,893,528	0	94,032	888,965
Tony M. Chou, M.D.	24,408,520	0	6,579,040	888,965

Proposal 2 – Approval of Amendments to Our Certificate of Incorporation to Phase Out the Classified Structure of Our Board of Directors. The amendments to our Certificate of Incorporation to phase out the three-year, staggered terms of our directors and instead provide for the annual election of directors was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes*
30,981,104	2,643	3,813	888,965

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation. The compensation of our named executive officers, on an advisory basis, was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes*
26,610,564	4,364,672	12,324	888,965

Proposal 4 – Advisory Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation. The advisory vote on the compensation of our named executive officers, on an advisory basis, was approved to occur once every year.

1 Year	2 Years	3 Years	Abstentions
30,118,157	1,476	855,998	11,929

Proposal 5 – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-votes*
31,762,511	102,793	11,221	—

*Broker non-votes did not affect the outcome of the election.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Silk Road Medical, Inc. as filed with the Delaware Secretary of State on June 21, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILK ROAD MEDICAL, INC.

Date: June 22, 2021	By:	/s/ Lucas W. Buchanan
Lucas W. Buchanan
Chief Financial Officer and Chief Operating Officer